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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:
The Board of Directors
TransCanada PipeLines Limited

        We consent to the inclusion in this Annual Report on Form 40-F of:

  •
  our audit report dated February 22, 2007 on the consolidated balance sheets of TransCanada PipeLines Limited ("the Company") as at December 31, 2006 and 2005, and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2006,

  •
  our audit report on the Reconciliation to United States GAAP dated February 22, 2007,

  •
  our Comments by Auditors for United States Readers on Canada – United States Reporting Differences, dated February 22, 2007,

  •
  our Report of Independent Registered Public Accounting Firm dated February 22, 2007 on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, each of which is contained (incorporated by reference) in this Annual Report on Form 40-F of the Company for the fiscal year ended December 31, 2006.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
February 27, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM